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                                   Exhibit 10


                      THE NEWHALL LAND AND FARMING COMPANY
                                 RETIREMENT PLAN
                                 AMENDMENT NO. 4

                  The Newhall Land and Farming Company Retirement Plan (the "Plan"), as restated in its entirety effective January 1, 1989, and subsequently amended, is hereby further amended, as follows:

         1. Section 1.45 of the Plan is hereby amended, effective as of January 1, 1997, by striking the last paragraph and inserting the following:

                  "Remuneration shall include any employer contribution under a cash or deferred arrangement to the extent not included in gross income under Code Section 402(g)(3) and any amount which the employee would have received in cash but for an election under a cafeteria plan (within the meaning of Code Sections
                  125).

                  "Notwithstanding the foregoing, for purposes of Section 15.01
                  (b), an Employee's Remuneration shall not exceed the limitation amount contained in Section 1.10(b)."

         2. Section 1.30 of the Plan is hereby amended in its entirety, as of January 1, 1997, as follows:

                  "LEASED EMPLOYEE means any person, other than a common law employee of an Affiliated Company, who pursuant to an agreement between an Affiliated Company and any other person ("leasing organization") has performed services for the Affiliated Company (or for the Affiliated Company and related persons determined in accordance with Section 414(n)(6) of the
                  Code) on a substantially full-time basis for a period of at least one year (as determined in accordance with the applicable provisions of the proposed Income Tax Regulations section 1.414(n)-1(b)(10)), and such services are performed under the primary direction or control of the Affiliated Company."

         3. Section 1.01 of the Plan is hereby amended in its entirety, effective as of January 1, 2000, to read as follows:

                  "ACTUARIAL EQUIVALENT shall mean the determination of a benefit having the same value as the benefit under the Plan which it replaces. Determination of a Participant's vested accrued benefit for purposes other than a lump sum payment shall be based on an interest rate of six percent (6%) and mortality specified in Table 18-a of the Society of Actuaries 1983 Exposure Draft on Development of the 1983 Group Annuity Mortality Table ("GAM 83"); mortality rates used for individual Participants shall be based on Table 18-a rates for individuals one year younger. Notwithstanding the preceding sentence, determining (i) whether the present value of a Participant's accrued benefit exceeds $5,000 for purposes of
                  Section 7.05 and (ii) the amount of a lump sum benefit, shall be calculated using


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                  whichever of the following yields the largest present value of the vested accrued lump sum retirement benefit due an
                  Employee:

                  (a) The Applicable Interest Rate under Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under Section 417(e) of the Code; or

                  (b) Eighty-eight percent (88%) of the average interest rate on 30-year Treasury securities for the third full calendar month before the date of distribution, and the GAM 83 mortality table blended 50% male and 50% female.

                  Notwithstanding any other provision of the Plan to the contrary, the present value of the accrued lump sum retirement benefit due an Employee who became a Participant prior to January 1, 2000 shall not be less than the present value of such Participant's vested accrued benefit as of December 31, 1999 utilizing an interest rate that is equal to nine percent (9%) and mortality table specified above for purposes other than a lump sum payment."

         4. Section 7.04 of the Plan is hereby amended, effective as of January 1, 1999, by adding the following paragraph:

                  "The Annuity Starting Date for a distribution in a form other than a joint and survivor annuity may be less than 30 days after receipt of the written explanation described above provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the joint and survivor annuity and to elect (with spousal consent) a form of distribution other than a joint and survivor annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant; and (c) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant."

         5. Except as modified by this Amendment No. 4, all the terms and provisions of the Plan, as previously amended, shall continue in full force and effect.

                  IN WITNESS WHEREOF, The Newhall Land and Farming Company, has caused this instrument to be executed on its behalf by its duly authorized officer as of this 21st day of July, 1999.

                                The Newhall Land and Farming Company
                                (A California Limited Partnership)
                                By:   Newhall Management Limited Partnership,
                                      Managing General Partner
                                By:   Newhall Management Corporation,
                                      Managing General Partner

                                By:   / S / Trude Tsujimoto
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